                                    March 31, 2006

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

   Re:  GreenPoint Mortgage Funding Trust 2006-AR2, Mortgage Pass Through
        Certificates, Series 2006-AR2

Ladies and Gentlemen:

      At your  request,  we have examined the  Registration  Statement on Form
S-3,  filed by  Structured  Asset  Mortgage  Investments  II Inc.,  a Delaware
corporation (the  "Registrant"),  with the Securities and Exchange  Commission on March 10,  2006 (the  "Registration  Statement"),  in  connection  with the registration  under the  Securities  Act of 1933,  as amended  (the  "Act") of
GreenPoint   Mortgage   Funding   Trust   2006-AR2,    Mortgage   Pass-Through
Certificates,  Series  2006-AR2 (the  "Certificates").  The  Certificates  are
issuable in series (each, a "Series").  The  Certificates  of each Series will be  issued  pursuant  to  documentation  more  particularly  described  in the prospectus dated March 28, 2006 and the prospectus  supplement dated March 29,
2006,   relating   to  such   Series  (the   "Issuing   Documentation").   The
Certificates  of each  Series are to be sold as set forth in the  Registration
Statement,   any  amendment   thereto,   and  the  prospectus  and  prospectus
supplement relating to such Series.

      We have  examined such  instruments,  documents and records as we deemed relevant and  necessary as a basis of our opinion  hereinafter  expressed.  In such  examination,  we have assumed the  following:  (a) the  authenticity  of original  documents and the genuineness of all signatures;  (b) the conformity to the  originals of all documents  submitted to us as copies;  (c) the truth, accuracy and completeness of the information,  representations  and warranties contained in the records,  documents,  instruments  and  certificates  we have
reviewed;   and   (d)   the   necessary   entity   authorization,   execution,
authentication,  payment  and  delivery  of and under all  documents,  and the necessary entity power and authority with respect thereto.

      Based on such  examination  and the other  assumptions set forth herein, we are of the  opinion  that the  Certificates  of each Series will be legally issued,  fully paid and  non-assessable,  and the holders of the  Certificates will be entitled to the benefits of the related Issuing Documentation,  except as enforcement  thereof may be limited by applicable  bankruptcy,  insolvency, reorganization,  arrangement, fraudulent conveyance, moratorium, or other laws relating  to or  affecting  the  rights of  creditors  generally  and  general principles of equity,  including without limitation,  concepts of materiality, reasonableness,  good faith and fair dealing, and the possible  unavailability of specific  performance  or  injunctive  relief,  regardless  of whether such enforceability  is  considered  in a  proceeding  in  equity  or  at  law.  We express no opinion with respect to any series of Certificates  for which we do not act as counsel to you.

      We hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration  Statement and to the use of our name  wherever  appearing in the
Registration  Statement and the prospectus  contained therein.  In giving such consent,  we do not consider that we are "experts,"  within the meaning of the term as used in the Act or the rules and regulations of the Commission  issued thereunder, with respect to any part of the Registration Statement,  including this opinion, as an exhibit or otherwise.

                                    Very truly yours,

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP